Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tower Group International, Ltd. of our report dated March 4, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Tower Group, Inc’s Annual Report on Form 10-K/A for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 28, 2013